EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT

John J. Feeney, Jr., Principal Executive Officer, and Steven M. Pires, Principal Financial Officer, of HELIOS TOTAL RETURN FUND, INC. (the “Registrant”), each certify as evidenced below that:

1.	The N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 29, 2010	/s/ John J. Feeney, Jr.
John J. Feeney, Jr.
President and Principal Executive Officer
HELIOS TOTAL RETURN FUND, INC.

Dated: January 29, 2010	/s/ Steven M. Pires
Steven M. Pires
Treasurer and Principal Financial Officer
HELIOS TOTAL RETURN FUND, INC.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HELIOS TOTAL RETURN FUND, INC. and will be retained by HELIOS TOTAL RETURN FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.